EXHIBIT 4

                   JOINT FILER AGREEMENT AND POWER OF ATTORNEY

         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $0.001 per share, of Far East Energy Corporation, a Nevada corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         Each of the undersigned hereby irrevocably constitute and appoint Kristian Wiggert (the "Attorney-in-Fact") as agent and attorney-in-fact, with full power of substitution, with respect to the power and authority on behalf of each of the undersigned to execute and file or cause to be executed or filed any documents required to be filed by Section 13 of the 1934 Act or to execute any documents in required in connection with such required documents as a result of or in connection with each of the undersigned's purchase of the securities to which the Statement on Schedule 13D relates.

         IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 23rd day of December 2004.

                                                     SOFAER CAPITAL GLOBAL FUND

                                                     By:  /s/ Kristian Wiggert
                                                     Name:  Kristian Wiggert
                                                     Title:   Attorney-In-Fact

                                                     SOFAER CAPITAL ASIAN FUND

                                                     By:  /s/ Kristian Wiggert
                                                     Name:  Kristian Wiggert
                                                     Title:   Attorney-In-Fact

                                                     SOFAER CAPITAL INC.

                                                     By:  /s/ Kristian Wiggert
                                                     Name:  Kristian Wiggert
                                                     Title:   Attorney-In-Fact

                                                     RESTRUCTURING INVESTORS
                                                     LIMITED

                                                     By:  /s/ Kristian Wiggert
                                                     Name:  Kristian Wiggert
                                                     Title:   Attorney-In-Fact

                                                     PERSISTENCY

                                                     By:  /s/ Kristian Wiggert
                                                     Name:  Kristian Wiggert
                                                     Title:   Attorney-In-Fact

                                                     PASSLAKE LIMITED

                                                     By:  /s/ Kristian Wiggert
                                                     Name:  Kristian Wiggert
                                                     Title:   Attorney-In-Fact